EXECUTIVE EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of December 1, 1996, between Heurisitic Development Group, Inc. , a Delaware corporation (the "Company"), and Steven R. Gumins (the "Employee").

     WHEREAS, the Company desires to obtain the services of the Employee, and the Employee desires to provide such services to the Company, on the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Employment and Duties.

          (a) The Company hereby employs the Employee, and the Employee accepts employment, to serve as Chief Executive Officer of the Company and to perform such duties consistent with his position as may be assigned to him from time to time by the Company's Board of Directors.

          (b) The Employee hereby agrees to perform such duties, to fulfill such responsibilities and to serve the Company faithfully, industriously and to the best of his ability, subject to the direction and control of the Company's Board of Directors, and to devote his best efforts and his full working time and attention to advancing the interests of the Company.

     2.   Term; Termination.

          Except in the case of earlier termination as hereinafter specifically provided in Paragraph 4, this Agreement shall be effective as of the date hereof and shall continue until December 31, 1999 (the "Term").

     3.   Compensation; Expenses; Benefits.

          (a) As compensation for his services hereunder in whatever capacity rendered, the Company shall pay the Employee a base salary, payable in equal monthly or more frequent installments, at a rate of $150,000 per year, which amount may be increased at the discretion of the Board commencing thirteen months after the completion by the Company of an initial public offering of its securities.

         (b) The Company shall pay the Employee an annual bonus based upon the attainment of performance objectives determined at the discretion of the Board. The bonus amount shall be $25,000 during the first year of the Term if during any fiscal quarter of 1997, the Company achieves break even (giving effect to such bonus).


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          (c) The Company  shall  supply to the  Employee the use of a corporate vehicle and shall pay all costs, including insurance, associated therewith, providing that Employee's personal use of such vehicle shall not exceed 20% of the total vehicle usage.


          (d) The Employee shall be entitled to medical benefits generally available to executive officers of comparable companies having approximately the same sales and profits as the Company, so long as such benefits comply with applicable law and are available at commercially reasonable rates.

          (e) The Employee shall be entitled to reimbursement for his ordinary and necessary business expenses incurred in the performance of his duties hereunder provided that his claims therefor are supported by documentation.


     4. Termination of Employment. If any of the following events occur before the expiration of the Term, the Employee's employment with the Company shall terminate upon the occurrence of such event:

          (a) The Employee's death, or any illness, disability or other incapacity that renders the Employee physically unable regularly to perform his duties hereunder for a period in excess of 120 consecutive days or an aggregate of 150 days within any 12 month period. The determination regarding whether the Employee is physically unable regularly to perform his duties hereunder shall be made by the Company's Board of Directors in the reasonable, good faith exercise of their judgment. In the event of termination pursuant to this Paragraph (a) or in the event of Employee's death, the Company shall continue to pay to the Employee the base salary set forth in Paragraph 3(a) for a period of six months following the date of termination or death.

          (b) Thirty (30) days after the Company gives the Employee written notice of the termination of Employee's employment if said termination is for cause. For purposes of this Paragraph 4(d), "cause" is defined as (i) Employee's conviction of a crime constituting a felony or involving moral turpitude or (ii) an act by Employee of material dishonesty or fraud in connection with Employee's performance of his duties to the Company.

          (c) Thirty (30) days after the Company gives the Employee written notice of the termination of Employee's employment if said termination is other than pursuant to (a) or (b) above. In such event, the Company shall continue to pay to the Employee the base salary set forth in Paragraph 3(a) for a period of four months following the date of termination.

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     5.   Noncompetition.

          (a) At any time during the Term hereof and for an additional period of five years thereafter, the Employee will not reveal, divulge or make known to any individual, partnership, joint venture, corporation or other business entity (other than the Company or its affiliates) or use for the Employee's own account any customer lists, trade secrets or any confidential information of any kind ("Protected Information") used by the Company or any of its commonly controlled affiliates in the conduct of the Company's business and made known to the Employee by reason of the Employee's employment with the Company or any of its affiliates (whether or not with the knowledge and permission of the Company and whether or not developed, devised or otherwise created in whole or in part by the efforts of the Employee); provided, that Protected Information shall not include information that shall become known to the public or the trade without violation of this Section 5(a); and provided, further, that the Employee shall not violate this Section 5(a) if Protected Information is disclosed by the Employee at the direction of the Company in connection with the performance of the Employee's duties or if the Employee is required to provide Protected Information in any legal proceeding or by order of any court.

          (b)  During  the  Term  hereof  and  for  an  additional   six  months
thereafter, the Employee will not, directly or indirectly, engage in the business of, or own or control an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned company), or act as director, officer or employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity known to the Employee to be directly or indirectly engaged anywhere in the actual or intended geographic location in which the Company conducts business, in any business competing with any business then being carried on by the Company.

          (c) The Employee agrees that during the Term hereof and for an additional period of two years thereafter, the Employee shall not knowingly employ or solicit, encourage or induce any person (except Employee's spouse) who at any time within one year prior to the Employee's termination of employment shall have been an employee of the Company or any of its commonly controlled affiliates, to become employed by or associated with any individual, partnership, joint venture, corporation or other business entity other than the Company, and the Employee shall not knowingly approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other individual, partnership, joint venture, corporation or other business entity or knowingly assist any such individual, partnership, joint venture, corporation or other business entity in taking such action.

     6.   Acknowledgments.

          (a) The Employee acknowledges that the provisions of Paragraph 5 above are reasonable and necessary for the protection of the Company and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the

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activities specified herein are, and are intended to be divisible.  In the event that anyprovision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

          (b) The Employee acknowledges that the Company will be irrevocably damaged if the covenants contained herein are not specifically enforced. Accordingly, the Employee agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining the Employee from any actual or threatened breach of such covenants.

     7. Representations, Warranties and Covenants of Employee. The Employee represents, warrants and covenants to and with the Company that (a) he is not and will not become a party to any agreement, contract or understanding, whether employment or otherwise, and that he is not subject to any order, judgment or decree of any court or governmental agency, which would, in any way, restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement and (b)s he is of satisfactory physical and mental health to fulfill his duties, obligations and responsibilities under the terms of this Agreement.

     8.   Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that state.

          (b) Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                                  If to the Employee:
                                  2677 Ramble Pacifico
                                  Malibu, California  90265

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                                If to the Company:
                                17575 Pacific Coast Highway
                                Pacific Palisades, California 90272

          (c) Entire Agreement; Amendment. This Agreement shall supersede all existing agreements between the Employee and the Company relating to the terms of his employment. It may not be amended except by a written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the day and year first above written.

                                    HEURISTIC DEVELOPMENT GROUP, INC.

                                    By:/s/ Gregory L. Zink
                                       --------------------------------
                                       Gregory L. Zink, President

                                       /s/ Steven R. Gumins
                                       --------------------------------
                                       Steven R. Gumins, Employee


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